Project Kernel---Discussion Materials April 27, 2023 Discussion Materials Project Kernel Exhibit (c)(2)

Notice to Recipient---Confidential “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Bank of America and BofA Securities entities (for example Bank of America Merrill Lynch International Designated Activity Company and BofA Securities Europe SA) and branches provide financial services to the clients of Bank of America and BofA Securities and may outsource/delegate the marketing and/or provision of certain services or aspects of services to other branches or members of the BAC Group (for example in the UK). Your service provider will remain the entity/branch specified in your onboarding documentation and/or other contractual or marketing documentation even where you communicate with staff that operate from a different entity or branch which is acting for and on behalf of your contractual service provider in their communications with you. If you are unsure who your contractual service provider is or will be please contact your usual contact. For Bank of America or BofA Securities entities in EMEA, please see additional information via the following link: https://www.bofaml.com/content/dam/boamlimages/documents/articles/ID17_1174/bofaml_entity_list.pdf Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Company. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America or BofA Securities representative/Relationship Manager. Bank of America Corporation and its affiliates (collectively, the “BAC Group”) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction. Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation. We have adopted policies and guidelines designed to preserve the independence of our research analysts. The BAC Group prohibits employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change a rating or price target to a subject company as consideration or inducement for the receipt of business or for compensation and the BAC Group prohibits research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of Global Corporate and Investment Banking, and no inference should be made that the views expressed represent the view of the firm’s research department. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply.  Confidential Notice to Recipient

Table of Contents Presentation to Green Plains Inc. Discussion Materials 1. GPP Situation Overview7 2. Preliminary Take Private Analysis11 3. Process Overview15 4. Initial Proposal Considerations18 5. Flowback Considerations21

Introduction---Executive Summary MLP Market Backdrop MLPs across all sectors continue to struggle to attract new public investors and have experienced negative fund flows, resulting in very limited access to equity capital Small, low float MLPs have been more negatively impacted given lack of scale, trading liquidity and poor institutional interest Even in the context of solid underlying business fundamentals and reasonably high payout ratios, MLPs broadly have experienced increasingly high distribution yields. Consequently, several sponsors have opted to execute simplification transactions or take their partnerships private There have been 34 MLP take privates since the beginning of 2018, with 13(1) affiliated MLPs currently remaining, all likely to be bought in or restructured in the near term BofA believes a take private of GPP may be the best path forward for GPRE for the following key reasons: GPP is an expensive source of capital – With its 13.9% distribution yield, GPP no longer serves the MLP’s original purpose of providing a low cost source of capital GPP does not provide access to capital and likely will not in the future – There is no clear catalyst to restore access to MLP capital markets as investor sentiment has permanently shifted away from the MLP model. Additionally, GPP will struggle to attract MLP investors with its 30-day average daily trading value of $0.44MM(2) de minimis trading activity, and lack of research analyst coverage Opportunity to retain cash flows – GPP costs GPRE ~$20MM of cash flow per year through distributions to public unitholders plus public company costs, which could otherwise be reinvested into the business Opportunity to simplify structure – A take private allows GPRE to reduce management burden, simplify organizational structure, eliminate public company expenses and increase flexibility to execute desired strategy BofA recommends exploring option to simplify the corporate structure, retain full control and optimize free cash flow 1 MPLX PBFX DKL CQP WES HESM NBLX RTLR CNXM OMP Sources: RTLR Dist. Yield: file:///\\nrtxa002n01\Energy\D\Diamondback%20Energy\2021\08%20Take Private%20Discussion\XLS\Comps\Midstream_Comps_v08.06.21_v1.xlsx FANG Current annualized dividend ($1.8/share*181,053,648) https://www.bamsec.com/filing/153983821000111/2?cik=1539838&hl=828:1050&hl_id=vkqfx_rko FANG FCF ($578MM*4) https://www.bamsec.com/filing/153983821000111/2?cik=1539838&hl=717:827&hl_id=nyve2vcki RTLR Distribution to FANG ($43.166MM*2) https://www.bamsec.com/filing/174877321000040/1?cik=1748773&hl=21978:21986&hl_id=410jcwrjj RTLR Distribution to the public ($16.446MM*2) https://www.bamsec.com/filing/174877321000040/1?cik=1748773&hl=21935:21943&hl_id=4jsujdcji BofA Securities, Inc. (“BofA”) appreciates the opportunity to meet with Green Plains Inc. (“GPRE”) to discuss our views on a potential take private of Green Plains Partners LP (“GPP”) 1 Executive Summary Introduction Includes GPP, HEP, DKL, HESM, MPLX, WES, CQP, SUN, USAC, NEP, WLKP, UAN and VNOM. Per FactSet as of April 21, 2023.

Introduction---Executive Summary (Cont’d) Process Considerations If GPRE makes an offer to GPP, GPP will likely form a conflicts committee of independent directors which, with the advice of its financial and legal advisors, will negotiate the terms of the transaction on behalf of the unaffiliated unitholders Negotiations in precedent transactions have typically lasted from a few weeks to several months Unitholder consent will be required; however, since GPRE nearly controls a majority of the common units of GPP (0.2% needed), there is a high likelihood that the requisite approval will be obtained An initial proposal at a 0% premium to current trading levels would be consistent with recent precedent MLP buy-in proposals Subject to any unforeseen market or macro disruption and/or moves following announcement of an initial offer, precedent transactions would imply that the final negotiated premium would likely be in the low to high-teens range BofA recommends exploring option to simplify the corporate structure, retain full control and optimize free cash flow 2 1 Executive Summary (Cont’d) Introduction

Introduction---Overview 3 Overview GPP GPRE Simplifies corporate structure and governance and expands investment appeal to a broader range of corporate investors Increases cash flow retention by eliminating GPP distributions to public Reduces public company costs Increases debt capacity at GPRE Improves cost of capital at GPRE Near-term benefit from tax basis step-up Exchanges units for a more liquid security in the form of GPRE stock GPP unitholders able to participate in growth potential of GPRE 2.0 Unitholders may receive a premium; whereas sales in the open market will likely create downward pressure Efficient monetization of unitholders’ interests without being exposed to downside and suffering from poor trading liquidity Introduction A take private of GPP could be the best alternative for all stakeholders

Introduction---Transaction Overview 4 Introduction Transaction Overview Pro Forma ____________________ Source:GPRE and GPP FY2022 10Ks. Represents % ownership of common units outstanding, excluding GP ownership. Includes Throughput Fees and Minimum Volume Commitments illustrated in GPP model provided to BofA on March 22, 2023. Excludes unamortized debt issuance costs of $6.61MM. Delayed drawn loan bears interest at a fixed rate of 5.02%, plus an interest rate premium of 1.5% until the loan is fully drawn. At December 31, 2022, the loan interest rate was 5.02%. If GPP is unable to repay its outstanding Term Loan before July 20, 2023, GPP will incur a 3% penalty for payments prior to July 20, 2024 and a 1.5% penalty for payments prior to July 20, 2025. Transaction will require a unit majority vote defined as approval of a majority of the outstanding common units Status Quo(1) Green Plains Partners LP Outstanding Debt $59MM – 2026 Senior Secured TL(5) Total Debt: $59MM (Less): $20MM – Cash & Cash Equivalents Total Net Debt: $39MM Total Liquidity: $20MM GPRE Outstanding Debt (Ex. GPP Debt) (3) $230MM – 2.250% 2027 Convertible Notes $125MM – 11.750% 2026 Junior Mezzanine Notes $75MM – Delayed Draw Loan Agreement(4) $138MM – Short-term Notes Payable $15MM – Other Total Book Value of Debt: $582MM (Less): $6.6MM of Unamortized Debt Issuance Costs Total Debt: $576MM (Less): $480MM – Cash & Cash Equivalents (Ex. GPP Cash) Total Net Debt: $96MM Liquidity $235MM – Availability Under $250MM Revolver $17MM – Availability Under $40MM GPCM Hedge Line $480MM – Cash & Cash Equivalents (Ex. GPP Cash) Total Liquidity: $732MM Green Plains Holdings LLC (General Partner) Green Plains Inc. (NASDAQ: GPRE) 2.0% GP IDRs Green Plains Partners LP (NASDAQ: GPP) 48.8% LP Interest (11.6MM common units) ~$46MM of Revenue / y to GPP(2) Public Unitholders Operating Companies 49.2% LP Interest (11.7MM common units) $20MM Distributions $21MM Distributions 100% Ownership Interest 100% Ownership Interest Green Plains Holdings LLC (General Partner) Operating Companies 100% Ownership Interest 100% Ownership Interest 100% Ownership Interest GPP debt: https://www.bamsec.com/filing/163565023000009/1?cik=1635650&hl=281908:281914&hl_id=vybvdpelc Green Plains Inc. (NASDAQ: GPRE) Green Plains Partners LP 48.8% LP interest; 11,586,548 units: https://www.bamsec.com/filing/130940223000012/1?cik=1309402&hl=304307:304376&hl_id=e1sn9njrt 2.0% GP interest: https://www.bamsec.com/filing/130940223000012/1?cik=1309402&hl=270414:270472&hl_id=nj8d93kcp 49.1 public LP interest: https://www.bamsec.com/filing/130940223000012/1?cik=1309402&hl=270508:270558&hl_id=4yvkchjc6 23,246,822 total units outstanding : https://www.bamsec.com/filing/163565023000009/1?cik=1635650&hl=3520:3556&hl_id=4yqbs21r6 Implied 23.246 total – 11.587 = 11.660 units held by public GPRE debt: https://www.bamsec.com/filing/130940223000012/1?cik=1309402&table=70 100% Ownership Interest

Introduction---Exchange Ratio Analysis 5 ____________________ Source: Company disclosure and FactSet data as of April 21, 2023. $15 / unit IPO price on June 26, 2015. Based on respective premiums. As reported in FY2022 10K. (USD in millions, unless otherwise noted) Exchange Ratio Analysis Introduction (1)

Introduction 6 Introduction Overview of Key Considerations Requires evaluation of the merits and considerations of a public versus private approach to GPP Board Acquirers often prefer the public approach as it substantially increases the chances of two securities trading at a tight exchange ratio band; a public approach also ensures that negotiations stay on track. A private approach is often preferred if the two securities have traded at a consistent exchange ratio, and there is high conviction that a private negotiation will lead to a constructive outcome If a private approach is made, GPP’s Conflicts Committee may still elect to disclose the offer publicly Of the 10 most recent MLP take privates, 7 have used a public approach However, GPRE will be required to update its 13D which will signal a potential transaction to the market even without a formal public announcement – Thus a truly private approach may not be feasible in this situation Given the need to file an amended 13D, GPP may decide to issue a press release upon receipt of the offer Approach Dynamics Conflicts Committee Process Requires evaluation of the merits and considerations of negotiating a merger (substantially more common) or executing a tender offer Even with a tender offer, legal advisors will likely suggest seeking Conflicts Committee approval Execution Method Description Consideration If GPRE were to make an offer to the GPP board to purchase the GPP public units, GPP’s Board would form a Conflicts Committee to review the transaction on behalf of unaffiliated unitholders Conflicts Committee will hire independent financial and legal advisors Roll Out Plan The overall process timeline can range from 3-6 months depending on the execution strategy and length of negotiations with the Conflicts Committee Timeline Per the GPP partnership agreement, a take private can be consummated by a Unit Majority (i.e., a majority of the common units outstanding) The Conflicts Committee may try to negotiate for a “majority of the minority” vote, which would require the approval of a majority of common units by written consent held by unitholders unaffiliated with GPRE – such a requirement is extremely uncommon and GPRE should resist Effective communication of the merits of a transaction can be important to help shape the SIRE market reception Precedent transactions have used a variety of methods to present the transaction to the market including press releases, investor presentations and conference calls Voting Dynamics The following discusses how best to execute a take private of GPP Precedent Transactions While third-party M&A transactions typically require a control premium, affiliate take private transactions where a small minority exits the investment typically require lower premiums; since 2015 mean and median premiums of MLP take private transactions have been 13.4% and 11.2%, respectively

1. GPP Situation Overview 1. GPP Situation Overview

GPP Situation Overview---Capital Raising in the MLP Sector Continues to be Challenged 7 ___________ Source: Dealogic as of April 21, 2023. Excludes Unregistered Blocks and Converts. MLPs still have minimal access to third-party equity capital MLP Equity Issuance ($Bn) (1) GPP Situation Overview Capital Raising in the MLP Sector Continues to be Challenged

GPP Situation Overview---Many Sponsors Have Bought-In Their MLP Given the Challenging Environment 8 Parents have been reassessing the merits of maintaining an MLP with 51 MLP buy-ins since 2011, in part due to the market's current dislike of MLP governance and / or having two separate public companies MLP Buy-In Transactions Since 2011(1) (2) ____________________ Source: Dealogic and company disclosures. Note:Based on timing of announcement. No relevant transaction available for 2012. Buyer / (Seller/Target). Announced deals that have not yet closed. MLP Buy-In Failed Transactions GPP Situation Overview Many Sponsors Have Bought-In Their MLP Given the Challenging Environment (2) (2) (2)

GPP Situation Overview
Peer Benchmarking

Current Distribution Yield


20.0%
15.0%
10.0%
5.0%
0.0%
13.9%
7.3%
8.5%
8.4%
6.8%
6.0%
Green Plains Partners LP
Small-Cap MLPs
Large-Cap Diversified MLPs
Wholesale Distribution MLPs
Refined Products & Crude MLPs
Gathering & Processing MLPs

LP DCF Yield 2023E


50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
14.7%
19.0%
28.3%
24.5%
16.7%
10.9%
Green Plains Partners LP
Small-Cap MLPs
Gathering & Processing MLPs
Refined Products & Crude MLPs
Large-Cap Diversified MLPs
Wholesale Distribution MLPs

EV / 2023E EBITDA


12.0x
9.0x
6.0x
3.0x
0.0x
6.7x
6.9x
8.8x
8.6x
8.3x
8.1x
Green Plains Partners LP
Small-Cap MLPs
Wholesale Distribution MLPs
Large-Cap Diversified MLPs
Refined Products & Crude MLPs
Gathering & Processing MLPs

Coverage 2023E


4.0x
3.0x
2.0x
1.0x
0.0x
1.1x
1.4x
2.1x
1.9x
1.9x
1.2x
Green Plains Partners LP
Small-Cap MLPs (1)
Gathering & Processing MLPs (1)
Refined Products & Crude MLPs
Large-Cap Diversified MLPs
Wholesale Distribution MLPs

Source: *Company filings and Factset as of April 21, 2023.*

Note: *Small-Cap MLPs include: MMLP, USDP, and SNMP; Large Cap MLPs include: ET, EPD, MPLX and PAA; Refined Products & Crude MLPs include: MMP, NS, GEL, NGL, HEP, DKL, USDP, and MMLP; Gathering & Processing MLPs include WES, DCP, HESM, CEQP, SMLP, SNMP; Wholesale Distribution MLPs include: SUN, GLP, and CAPL.*

Note: *MLP peer bars reflect averages unless noted otherwise.*

(1) *Represents median multiple rather than average.*

9

Green Plains

GPP Situation Overview---Total Return Since GPP IPO 10 Total Return Since GPP IPO GPP Situation Overview ____________________ Source:Company filings and Factset as of April 21, 2023. Note: Small-Cap MLPs include: MMLP, USDP, and SNMP; Large Cap MLPs include: ET, EPD, MPLX and PAA; Refined Products & Crude MLPs include: MMP, NS, GEL, NGL, HEP, DKL, and MMLP; Gathering & Processing MLPs include WES, DCP, HESM, CEQP, SMLP, SNMP; Wholesale Distribution MLPs include: SUN, GLP, and CAPL. 4/21/2023

2. Preliminary Take Private Analysis 2. Preliminary Take Private Analysis

Preliminary Take Private Analysis---Standalone GPP Financial Projections | Management 11 Total Distributable Cash Flow(1) LP Distribution Per Unit & Coverage EBITDA Leverage (Debt / EBITDA) (US$ in millions, except per unit data and where noted) Projections based on Management estimates provided on March 22, 2023 Total Debt $MM: Standalone GPP Financial Projections | Management Preliminary Take Private Analysis .97x Coverage .96x .97x .97x .96x ____________________ Source: Projections per GPP financial model received on March 22, 2023. Represents total distributable cash flow before GP distributions. $59 $59 $59 $59 $59 Storage MVC Blendstar Logistics Trucking Corporate NLR

Preliminary Take Private Analysis---Standalone GPRE Financial Projections | Management 12 Free Cash Flow(1) Earnings Per Share Adjusted EBITDA Leverage (Debt / EBITDA) (US$ in millions, except per unit data and where noted) Projections based on preliminary Management estimates provided on March 23, 2023 Total Debt $MM: $650 $648 $647 $461 $105 Standalone GPRE Financial Projections | Management Preliminary Take Private Analysis ____________________ Source: Projections per GPRE financial model received on March 23, 2023. Calculated as CFFO – Capex. Turnkey JVs Fuel Ethanol CST Ultra-High Protein Corn Oil Inc. Corn Oil (UHP) Minority Interest Inc. Corn Oil (DCO) Corporate Other Carbon Pipeline ’23E – ’27E CAGR – 34.8% Cap. Utilization / Production Vol (MMGY): 90% / 945 90% / 945 90% / 945 90% / 945 90% / 945

Preliminary Take Private Analysis---Analysis at Various Premiums 13 Analysis at Various Premiums ____________________ Source: Company filings, Wall Street research and FactSet as of April 21, 2023. Includes the value of IDRs illustratively calculated using GPP’s LQA distribution yield applied to LQA GP distribution. Assumes 100% equity consideration. Preliminary Take Private Analysis ($ in millions, except per share / unit data)

Preliminary Take Private Analysis---Illustrative Transaction Analysis 14 Transaction Assumptions Pro Forma Sensitivity Analysis ($ in MM) GPRE issues equity in order to purchase outstanding GPP units that are publicly traded Assumes a 0% - 20% premium to the GPP unit price of $13.10 as of April 21, 2023 Existing debt balances as of December 31, 2022 Assumes GPP Senior Secured Term Loan is assumed by GPRE given potential inability to repay until mid-year 2023 and associated premiums for early prepayment across following two years Assumes $0 - $6MM of illustrative annual synergies in combination of GPRE and GPP Assumes synergies are tax adjusted at an effective tax rate of 21% Assumes transaction closes on January 1, 2024 for illustrative purposes ____________________ Source: Company disclosures, FactSet as of April 21, 2023 and GPRE / GPP company models provided to BofA. Preliminary Take Private Analysis Illustrative Transaction Analysis

3. Process Overview 3. Process Overview

Process Overview---Illustrative GPP Buy-in Process Overview (Public or Private Approach) 15 Process Overview Illustrative GPP Buy-in Process Overview (Public or Private Approach) Initial Phase GPRE, together with its advisors, evaluate the merits of potential GPP buy-in transaction GPRE and its advisors formulate and present buy-in proposals and summary evaluation materials Upon GPRE Board approval, GPRE submits buy-in proposal to the GPP Conflicts Committee, which the GPP Board authorizes to review, evaluate and negotiate the proposed transaction on behalf of unaffiliated unitholders GPRE may choose to make a public approach; if private, GPP may choose to publicly disclose the initial buy-in proposal GPP Conflicts Committee determines whether the proposal merits formal review and engages an independent advisor The Conflicts Committee’s advisor reviews background to transaction, strategic alternatives and management forecasts and prepares preliminary evaluation materials Negotiations GPRE and GPP Conflicts Committee negotiate the terms and conditions of the potential buy-in transaction GPP Conflicts Committee may seek a revised offer price and/or negotiate the terms and conditions of the proposal Execution GPP Conflicts Committee recommends revised proposal (if consistent with the exercise of their fiduciary duties) and GPP and GPRE approve the definitive agreement Joint press release announcing agreement of buy-in transaction Parties draft registration / proxy statement and file with the SEC Once declared effective, GPP schedules a unitholder meeting to approve the transaction and GPRE schedules a special meeting of the shareholders to vote on the transaction if the transaction requires GPRE to issue more than 20% of its outstanding shares as consideration(1) Approval requires the affirmative vote of a Unit Majority of all outstanding LP units, voting as a single class, including units owned by GPRE and its affiliates General Partner interest is economic only and does not carry voting rights A GPRE vote will be required if 20% or more of the company’s common stock is issued, approval requires a vote of a majority of the shareholders(1) Transaction closing upon GPP unitholder and regulatory approval Below is an illustrative buy-in transaction process involving GPRE and the Conflicts Committee of GPP. Every Conflicts Committee process is unique based on the circumstances and the Conflicts Committee may determine it is not in the best interests of GPP to move forward with any transaction ____________________ Source: Subject to legal counsel review. (1)Transaction not expected to require GPRE to issue more than 20% of its outstanding shares as consideration.

Initial Approach Considerations 16 Description Publicly disclose initial offer before engaging with the Conflicts Committee Solicit support from public unitholders Negotiate terms of GPP buy-in privately with Conflicts Committee Make joint public announcement if and when agreement is reached Benefits May result in faster overall process Public market / unitholder reaction may facilitate price discovery Obtain Conflicts Committee support for a deal in advance of public announcement Absent a leak, no unit-price reaction until deal announced Not public if agreement not reached Considerations MLP unit price and parent share price may “over-react” to announcement Potential deal failure would be public if agreement cannot be reached Inability to withdraw or lower offer privately if markets deteriorate May result in slower overall process No market “view point” on deal value Obligation of GPRE to file updated 13D reduces ability to keep truly “private” Public Private Initial Approach Considerations Process Overview

Process Overview---Illustrative GPRE and GPP Calendar of Events (if Take Private is Management and Board Approved) 17 Illustrative GPRE and GPP Calendar of Events (if Take Private is Management and Board Approved) Illustrative Dates Expected Earnings Release NYSE Market Holiday (1) ____________________ (1)Required SEC filings and proxy materials to be confirmed based on final structure and terms of transaction. Process Overview

4. Initial Proposal Considerations 4. Initial Proposal Considerations

Initial Proposal Considerations---Exchange Ratio Analysis 18 ____________________ Source: FactSet as of April 21, 2023. GPP / GPRE Unit / Share Price Performance (Last Two Years) GPP / GPRE Exchange Ratio (Last Two Years) 15% Premium 0% Premium 10% Premium Exchange Ratio Analysis 5% Premium 20% Premium Initial Proposal Considerations

Premiums Paid in Selected Precedent MLP Buy-ins – 100% Stock Transactions 19 ____________________ Source:Company filings. Deal size calculated as equity purchase price of publicly-held units. Values listed in millions. Premium / (Discount) calculated as total consideration paid per unit relative to the price or VWAP for the Target on the unaffected date. Unaffected date is the date of the last full trading period immediately prior to the public announcement of a definitive agreement for privately negotiated transactions and the full trading period immediately prior to the initial public offer for publicly negotiated transactions. Premiums Paid in Selected Precedent MLP Buy-ins – 100% Stock Transactions ____________________ Based on the initial proposal from Sprague Resources Holdings LLC. The proposal was withdrawn on June 4, 2020. Transaction not included in medians. Initial Proposal Considerations Publicly Negotiated

Initial Proposal Considerations---Summary of Selected Precedent Transactions 20 ____________________ Source:Company disclosure and FactSet. Deal size calculated as equity value of incremental acquired stake. Initial offer premium calculated as value of initial offer price divided by unit price from the unaffected date – 1. Definitive agreement premium calculated as value of agreed upon consideration divided by unit price from the unaffected date – 1. Calculated as (final agreed upon exchange ratio / initial proposed exchange ratio) – 1. Summary of Selected Precedent Transactions Initial Proposal Considerations

5. Flowback Considerations 5. Flowback Considerations

Flowback Considerations---Flowback Considerations for GPRE 21 Our analysis suggests that, if GPRE were to make a share-based buy-in offer for GPP, we expect flowback to be modest as there is not much shareholder overlap between the two companies The flowback may be from index and active funds with MLP, Midstream and / or infrastructure based mandates Some of these institutions may still be able to hold GPRE stock in other energy sector funds Long only funds will be strategic when exiting and won’t “flood the market” The targeting of incremental buyers will be pivotal to building a long term supportive shareholder base should existing GPP shareholders choose to sell, and demand could be absorbed to an extent by: Existing GPRE shareholders, especially those underweight GPRE vs. peers / S&P 600 Holders of both GPRE and GPP with conviction in the pro forma equity story Merger Arbitrage Investors Selling typically begins immediately following an announcement Active funds that cannot own securities outside of MLP / midstream / infrastructure mandates tend to have more discretion on timing of sales; these investors will make sales before and after the closing of a transaction Merger arbitrage investors will be active upon announcement and typically can represent c.15-20% of a target’s issued share capital Selling pressure is typically concentrated immediately post-announcement and around completion of the transaction Key Takeaways for GPRE Flowback Considerations for GPRE Flowback Considerations

Flowback Considerations---Shareholder Crossover – GPRE & GPP 22 Flowback Considerations GPP Top 20 Active Institutional Shareholders GPRE Top 20 Active Institutional Shareholders Holder of both GPRE and GPP ____________________ Source: Factset as of April 21, 2023 per most recent 13-F filings dated December 30, 2022. Excludes index funds and broker / dealers. While a portion of GPP’s top 20 active holders also have a position in GPRE, indicating they will likely retain a position in the pro forma company, these investors represent only ~1% of total U/O. None of GPRE’s top 20 holders have a top 20 holding in GPP, signaling the risk of active money to churn post-announcement, although these funds could well choose to retain their shares Shareholder Crossover – GPRE & GPP